UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

Filed by the Registrant Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

RANGE RESOURCES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RANGE RESOURCES CORPORATION

SUPPLEMENT TO THE PROXY STATEMENT DATED MARCH 29, 2024

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2024

The following information updates and amends the Range Resources Corporation definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 29, 2024 (“Proxy Statement”) regarding the 2024 Range Resources Corporation Annual Meeting of Stockholders to be held on May 8, 2024 at 8:00 a.m. Central Time in a telephonic-only format (herein the “Supplement”).

Except as updated by this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote.

The purpose of this Supplement is to update the response to Question 5 in the section entitled "Frequently Asked Questions and Answers" describing the voting standard applicable to Proposal 3 – Approval of an Amendment to Our Restated Certificate of Incorporation to provide for Officer Exculpation on page 78 of the Proxy Statement. The voting standard identified on page 78, currently states “Majority of shares present and entitled to vote”, which is hereby amended and replaced with the following:

Majority of shares outstanding and entitled to vote.

This Supplement is consistent with the full description of the voting standard applicable to Proposal 3 set forth on pages 71 and 79 of the Proxy Statement, which remain unchanged.

If you have already submitted your proxy and wish to change your vote, please refer to Question 8, “What can I do if I change my mind after I vote my shares?” in the section entitled "Frequently Asked Questions and Answers" on page 79 of the Proxy Statement for instructions.